EXHIBIT 10.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“Amendment”) is entered into as of October 31, 2003, by and between Mathilda Development, a California limited partnership (“Landlord”), and Opsware Inc. (formerly Loudcloud, Inc.), a Delaware corporation (“Tenant”), with reference to the following facts:

A. Pursuant to the terms of that certain Lease dated October 3, 2000 (the “Lease”), Landlord leased to Tenant the building located at 477 North Mathilda Avenue, Sunnyvale, California, as more particularly described in the Lease.

B. Tenant has provided to Landlord a letter of credit in the amount of $730,000.00, as required by Section 8 of the Lease (the “Letter of Credit”).

C. Tenant has requested, and Landlord has agreed, to revise the Lease to provide for the payment of Base Rent and additional rent for the remaining Term in a lump sum rather than on a continuing monthly basis, and in consideration therefor, to reduce the amount of the Letter of Credit.

D. The parties have agreed that they shall treat the lump sum for tax purposes in a manner conforming to the requirements of Internal Revenue Code section 467, as more particularly described below.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows (capitalized terms used herein but not herein defined shall have the meaning ascribed to them in the Lease):

1. Payment of Rent. In consideration of Landlord’s agreement to reduce the Letter of Credit as provided below, Landlord and Tenant agree that Tenant shall make a single lump sum payment to Landlord on or before November 5, 2003, in the amount of $4,694,434, which represents all of the future Base Rent and management fees owing to Landlord through the end of the Term of the Lease (the “Lump Sum Rent Payment”). The sum of $365,000 currently held by Landlord for the account of Tenant shall be credited to the Lump Sum Rent Payment and shall reduce the amount payable by Tenant described above.

2. Revised Letter of Credit. Upon receipt of the Lump Sum Rent Payment by Landlord, Tenant shall reduce the Letter of Credit to One Hundred Twenty Thousand Dollars ($120,000.00) by an amendment to the Letter of Credit.

3. Satisfaction of Rental Obligation, Ratification of Lease. Landlord and Tenant agree that the Lump Sum Rent Payment represents the entire obligation of Tenant for Base Rent and management fees owing to Landlord under the Lease and that upon receipt of such Lump Sum Rent Payment by Landlord, Tenant shall have completely and finally fulfilled its obligation owing to Landlord for Base Rent and management fees under the Lease. Except as otherwise provided in this Amendment, all other terms of the Lease shall remain in effect and are hereby ratified and affirmed.

4. Treatment for Tax Purposes. For purposes of allocating the Lump Sum Rent Payment and the payment of Base Rent for tax purposes only, and pursuant to Section 467 of the Internal Code and the rules and regulations thereunder, Landlord and Tenant agree that the Lump Sum Rent Payment shall be accounted for and reported as provided on the attached Schedule to this Agreement.

5. Entire Agreement. The Lease and this Amendment contain the entire agreement of the parties and supersede any and all prior or contemporaneous negotiations, correspondence, understandings, letters of intent and agreements between the parties regarding the subject matter hereof.

6. Counterparts. This Amendment may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. The Amendment shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.

7. Facsimile Signatures. In order to expedite the transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Amendment. Landlord and Tenant intend to be bound by the signatures on the telecopied document, are aware that the other party will relay on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

LANDLORD: Mathilda Development, a California limited partnership		TENANT: Opsware Inc., a Delaware corporation

By:	/s/ David Wollenberg	By:	/s/ Benjamin Horowitz

Its:	President	Its:	President and CEO

[SCHEDULE ATTACHED]